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Exhibit 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-50978) of Georgia Pacific Corporation of our report dated April 20, 2001 relating to the financial statements of the Fort James 401(k) Plan as of December 31, 2000 and 1999, and for the year ended December 31, 2000, which appears in this Form 11-K.



/s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
June 29, 2001